EXHIBIT 21
                                                             2000 10-K


                         LIST OF SUBSIDIARIES

                                                 JURISDICTION
SUBSIDIARY                                     OF INCORPORATION
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Femco Machine Co., Inc.                                Nevada
Diversified Refrigeration, Inc.                        Tennessee
Manitowoc MEC, Inc.                                    Nevada
Manitowoc Equipment Works PTE, Ltd.                    Singapore
Manitowoc Equipment Works, Inc.                        Nevada
Manitowoc Europe Holdings, Ltd.                        England
Manitowoc Europe Limited                               England
Manitowoc International Sales Corp.                    Barbados
Manitowoc Korea Company, Ltd.                          Korea
Manitowoc Marine Group, LLC                            Nevada
Manitowoc Re-Manufacturing, Inc.                       Wisconsin
North Central Crane & Excavator Sales Corp.            Nevada
West Manitowoc, Inc.                                   Wisconsin
Manitowoc CP, Inc.                                     Nevada
Manitowoc FP, Inc.                                     Nevada
KMT Refrigeration, Inc.                                Wisconsin
Manitowoc Foodservice Companies, Inc.                  Nevada
Manitowoc Crane Companies, Inc.                        Nevada
Manitowoc Ice, Inc.                                    Wisconsin
Manitowoc Cranes, Inc.                                 Wisconsin
SerVend International, Inc.                            Nevada
Manitowoc Beverage Systems, Inc.                       Nevada
KMT Sales Corporation                                  Nevada
SerVend Sales Corporation                              Nevada
Multiplex GmbH                                         Germany
Multiplex Company, Inc.                                Missouri
Harford Duracool, LLC                                  Wisconsin
Marinette Marine Corp.                                 Wisconsin
Manitowoc Boomtrucks, Inc.                             Texas
Manitowoc (Hangzhou) Refrigeration Co., Ltd.           China
Shanghai Manitowoc International Trading Co.           China
Manitowoc FAPG, Srl                                    Italy
Manitowoc Marine Group, LLC                            Nevada